SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   BLACKROCK CALIFORNIA INSURED MUNICIPAL
                                INCOME TRUST

           (Exact Name of Registrant as Specified in its Charter)

         Delaware                                           38-3645602
  (State of Incorporation                                (I.R.S. Employer
     or Organization)                                   Identification no.)


    100 Bellevue Parkway,                                              19809
    Wilmington, Delaware                                           (Zip Code)
(Address of Principal Executive Offices)


        If this form relates to the registration of a              If this form relates to the registration of a
        class of securities pursuant to Section 12(b)              class of securities pursuant to Section 12(g)
        of the Exchange Act and is effective                       of the Exchange Act and is effective
        pursuant to General Instruction A.(c), please              pursuant to General Instruction A.(d),
        check the following box. |X|                               please check the following box. |_|


Securities Act registration statement file number to which this form relates: 333-98363

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange on Which
     to be so Registered                         Each Class is to be Registered
     --------------------                        ------------------------------
     Common Shares of Beneficial Interest        New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                    None



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-918363 and 811-21177) as filed electronically with the Securities and Exchange Commission (the "Commission") on August 19, 2002 (Accession No. 0000950172-02-001837) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on September 5, 2002 (Accession No. 0000950172-02-001965), as amended by Pre-Effective
Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on September 24, 2002 (Accession No. 0000950136-02-002731) which are incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         BLACKROCK CALIFORNIA INSURED
                                         MUNICIPAL INCOME TRUST

                                         By:  /s/ Robert S. Kapito
                                              -----------------------------
                                         Name:  Robert S. Kapito
                                         Title: Trustee and President
                                                (Principal Executive Officer)


Date:  October 22, 2002